EXHIBIT 10.5

Omega Water Corp.
10624 South Eastern Avenue, Suite A-786
Henderson, Nevada 89502
Tel:  (702) 465-5901

September 8, 2010

John Balian
Nevada Bottling and Beverage Company, LLC
5101 Oakridge Ave.
Pahrump, Nevada 89048

Re:  Amendment No. 1 to Working Agreement dated October 30, 2009

Dear Mr. Balian:

This Amendment No. 1 (this “Amendment”) to that certain Working Agreement (the “Agreement”) dated October 30, 2009, by and between Nevada Bottling and Beverage Company, LLC, a Nevada limited liability company, and Omega Water Corp., a Nevada corporation (the “Company”), is made this 8th day of September, 2010.

In consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.  Definitions.  All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2.  Amendment to first paragraph of the Agreement.  The first paragraph of the Agreement is amended to delete the text “Nevada Bottling and Beverage Corporation (the” Licensor”) and replace such text with “Nevada Bottling and Beverage, LLC (the “Licensor”)”.  This purpose of this particular amendment is to correct a mutual mistake of the parties identifying the Licensor as a corporation, when in fact the Licensor is a limited liability company.

3.  Amendment to last paragraph of the Agreement.  The last paragraph of the Agreement is amended to delete the text “one (1) years”) in the part of the sentence, stating in relevant part, “This agreement is valid for one (1) years from the date of signature . . . .” to replace such text with “five (5) years”.  This purpose of this particular amendment is to extend the term of the Agreement until October 30, 2014.

4.  Continuing Effect of the Agreement.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment.  This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

John Balian

September 8, 2010

5.  Governing Law. This Amendment is governed by the laws of the State of Nevada, without regard to conflicts of law principles.

6.  Counterparts.  This Amendment may be executed in several counterparts and by telecopied facsimile or scanned e-mail attachment, and each such counterpart or telecopied facsimile or scanned e-mail attachment so executed shall constitute one and the same Amendment.

7.  Effective Date.  This Amendment has been executed by the parties hereto as of the day and year first written.

8.  Entire Agreement.  The Agreement and this Amendment, and the exhibits and schedules delivered pursuant to the Agreement contain all of the terms and conditions agreed upon by the Parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the Parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

OMEGA WATER CORP.

By:  /s/ Aris Giannopoulos
Name:  Aris Giannopoulos
Title:  President and Chief Executive Officer

Agreed to:

NEVADA BOTTLING AND BEVERAGE COMPANY, LLC

By:  /s/ John Balian
Name:  John Balian
Title:  Chief Executive Officer